As filed with the Securities and Exchange Commission on March 23, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Interstate BancSystem, Inc.
(Exact name of registrant as specified in its charter)

Montana	6022	81-0331430
(State or other jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Terrill R. Moore
Executive Vice President and Chief Financial Officer
401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:

David G. Angerbauer, Esq. Scott A. Berdan, Esq. Holland & Hart LLP 60 E. South Temple, Suite 2000 Salt Lake City, UT 84111-1031 (801) 799-5800	Lee Meyerson, Esq. Lesley Peng, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954 (212) 455-2000
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-164380
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each	Amount to be	Aggregate Price per	Aggregate Offering	Registration
Class of Securities To be Registered	Registered(1)(2)	Share(2)(3)	Price(3)	Fee
Class A Common Stock	1,495,000 shares	$14.50	$21,677,500	$1,546

(1)	Includes 195,000 shares of Class A common stock issuable upon exercise of the underwriters’ option.

(2)	The shares being registered under this Registration Statement are in addition to the 10,005,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-164380).

(3)	Based on the public offering price of $14.50 per share.

     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE
     This registration statement on Form S-1 is being filed with respect to the registration of additional shares of Class A common stock, no par value, of First Interstate BancSystem, Inc., a corporation organized under the laws of the State of Montana (the “Registrant”), in accordance with Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1 (File No. 333-164380) of the Registrant, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference into this registration statement.
     The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billings, State of Montana, on March 23, 2010.

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ Lyle R. Knight
	Name:	Lyle R. Knight
	Title:	President and Chief Executive Officer

Signature	Title	Date

/s/ Lyle R. Knight Lyle R. Knight	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2010
/s/ Terrill R. Moore Terrill R. Moore	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 23, 2010
* Steven J. Corning	Director	March 23, 2010
* David H. Crum	Director	March 23, 2010
* William B. Ebzery	Director	March 23, 2010
* Charles E. Hart, M.D., M.S.	Director	March 23, 2010
* James W. Haugh	Director	March 23, 2010
* Charles M. Heyneman	Director	March 23, 2010
* Ross E. Leckie	Director	March 23, 2010
* Terry W. Payne	Director	March 23, 2010
* James R. Scott	Director	March 23, 2010
* Jonathan R. Scott	Director	March 23, 2010
* Julie A. Scott	Director	March 23, 2010
* Randall I. Scott	Director	March 23, 2010

Signature	Title	Date
* Thomas W. Scott	Director	March 23, 2010
* Sandra A. Scott Suzor	Director	March 23, 2010
* Michael J. Sullivan	Director	March 23, 2010
* Martin A. White	Director	March 23, 2010
*By: /s/ Terrill R. Moore Attorney-in-fact

EXHIBITS
     All exhibits filed with or incorporated by reference in Registration Statement No. 333-164380 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which is filed herewith.

Exhibit
Number	Description of Document
5.1	Opinion of Holland & Hart LLP.

23.1	Consent of Holland & Hart LLP (contained in Exhibit 5.1).

23.2	Consent of McGladrey & Pullen, LLP.

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of Registration Statement No. 333-164380)